UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under § 240.14a-12

LAKE AREA CORN PROCESSORS, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Definitive Additional Materials

Explanatory Note

Lake Area Corn Processors, LLC (the “Company”) will be conducting a special meeting of its members on October 22, 2024 (the “2024 Special Meeting”). On August 28, 2024, the Company filed a Definitive Proxy Statement, together with all amendments thereto, appendices and proxy card (the "Proxy Statement").

Dakota Ethanol, LLC, a South Dakota limited liability company, which is a wholly owned subsidiary of the Company, expects to make a post on its Facebook page on or around October 2, 2024 with the following text:

If you are a member of Lake Area Corn Processors, LLC, it is time to VOTE!

Please email a scanned copy of your completed Proxy Card to investor-relations@dakotaethanol.com or mail them to the address below as soon as possible.

Proxy Cards are due via mail or email by October 21 or in person at the Special Meeting by October 22nd, however, we appreciate and encourage your early vote.

Lake Area Corn Processors, LLC
PO Box 100
Wentworth, SD 57075

This post does not contain all of the information that you should consider before making any voting decisions. Members should read the definitive proxy statement filed by LACP on August 28, 2024, with the SEC, its appendices and the documents incorporated by reference therein because they contain important information about LACP and the Reclassification. The Definitive Proxy Statement was also mailed to you. These documents are available online at our website https://www.dakotaethanol.com/, under the tab “LACP” and filed with the SEC at https://www.sec.gov/edgar, by searching for the Company, “Lake Area Corn Processors, LLC”.

2